Exhibit 3.6

BYLAWS

OF

EQT MIDSTREAM FINANCE CORPORATION

Adopted and Effective as of June 26, 2013

ARTICLE I

OFFICES

Section 1.1 Principal Office. The principal office of the EQT Midstream Finance Corporation (the “Company”) shall be in the City of Pittsburgh, Pennsylvania.

Section 1.2 Registered Office. The registered office of the Company required to be maintained in the State of Delaware by the General Corporation Law of the State of Delaware, may be, but need not be, identical with the Company’s principal office, and the address of the registered office may be changed from time to time by the board of directors of the Company (the “Board of Directors”).

Section 1.3 Other Offices. The Company may also have offices at such other places, both within and without the State of Delaware, as the Board of Directors may from time to time determine or as the business of the Company may require.

ARTICLE II

CAPITAL STOCK

Section 2.1.  Certificates Representing Shares.  The shares of stock of the Company shall be represented by certificates of stock, signed in the name of the Company (a) by the Chairman of the Board, if any, the President or a Vice President and (b) by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, of the Company, certifying the number of shares of stock in the Company owned by the holder named in the certificate.  Any or all of the signatures of such officers on the certificate may be facsimiles.  In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Company with the same effect as if he were such officer at the date of its issuance.

Section 2.2.  Lost, Stolen or Destroyed Certificates.  The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Company alleged to have been lost, stolen or destroyed, upon the receipt of an affidavit of the fact by the person claiming the certificate of stock to be lost, stolen or destroyed.  When authorizing such issuance of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his legal representative, to give the Company a bond sufficient to indemnify it against any claim that may be made against the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

Section 2.3.  Transfers of Stock.  Stock of the Company shall be transferable in the manner prescribed by law and in these Bylaws.  Transfers of stock shall be made on the books of the Company only by the person named in the certificate or by his attorney lawfully constituted in writing and upon the surrender of the certificate therefor, which shall be canceled before a new certificate shall be issued.

Section 2.4.  Beneficial Owners.  The Company shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

Section 2.5.  Dividends.  Dividends upon the capital stock of the Company, subject to the provisions of the Certificate of Incorporation of the Company, as amended from time to time (the “Certificate of Incorporation”), if any, may be declared by the Board of Directors at any regular or special meeting, and may be paid in cash, in property or in shares of capital stock of the Company.  Before payment of any dividend, there may be set aside out of any funds of the Company available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Company, or for any proper purpose, and the Board of Directors may modify or abolish any such reserve.

ARTICLE III

STOCKHOLDERS

Section 3.1  Place of Meetings.  Meetings of the stockholders for the election of directors or for any other purpose shall be held at such time and place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Section 3.2.  Annual Meetings.  The annual meetings of the stockholders shall be held on such date and at such time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which meetings the stockholders shall elect by a plurality vote a Board of Directors and transact such other business as may properly be brought before the meeting.

Section 3.3.  Special Meetings.  Unless otherwise prescribed by law or by the Certificate of Incorporation, special meetings of the stockholders, for any purpose or purposes, may be called at any time by the Board of Directors, the Chairman of the Board, if any, the President, a Vice President, or the Secretary of the Company and shall be called by any such officer at the request in writing of a majority of the Board of Directors or at the request in writing of stockholders owning a majority of the capital stock of the Company issued and outstanding and entitled to vote.  Such request shall state the purpose or purposes of the proposed meeting.

Section 3.4.  Notice of Meetings.  Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called.  Unless otherwise provided by law, the Certificate of Incorporation or these Bylaws, the written notice of any meeting shall be given not less than ten nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting.

Section 3.5.  Record Date.  The Board of Directors may fix a date, not less than ten nor more than 60 days preceding the date of any meeting of the stockholders, as a record date for determination of stockholders entitled to notice of, or to vote at, such meeting.  The Board of Directors shall not close the books of the Company against transfers of shares during the whole or any part of such period.

Section 3.6.  Quorum.  Except as otherwise provided by law, by the Certificate of Incorporation, or by these Bylaws, the presence in person or by proxy of the holders of a majority of the outstanding shares of stock of the Company entitled to vote thereat, shall be necessary and sufficient to constitute a quorum at all meetings of the stockholders for the transaction of business. In the absence of a quorum, the stockholders so present may, by majority vote, adjourn the meeting from time to time in the manner provided in Section 3.9 of these bylaws until a quorum shall attend. Shares of its own stock belonging to the Company or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Company, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Company or any such other corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

Section 3.7.  Organization.  Meetings of stockholders shall be presided over by the Chairman of the Board, if any, or in his absence by the President or a Vice President, or in the absence of the foregoing persons by a chairman designated by the Board of Directors, or in the absence of such designation by a chairman, chosen at the meeting.  The Secretary shall keep the records of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

Section 3.8.  Voting; Proxies.  Except as otherwise provided by the Certificate of Incorporation, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of stock held by him which has voting power upon the matter in question. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.  A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power.  A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary of the Company.  Voting at meetings of stockholders need not be by written ballot and need not be conducted by inspectors of election unless so determined by the holders of shares of stock having a majority of the votes which could be cast by the holders of all outstanding shares of stock entitled to vote thereon which are present in person or by proxy at such meeting.  At all meetings of stockholders for the election of directors, a plurality of the votes cast shall be sufficient to elect.  All other elections and questions shall, unless otherwise provided by law, the

Certificate of Incorporation or these Bylaws, be decided by the vote of the holders of shares of stock having a majority of the votes which could be cast by the holders of all shares of stock entitled to vote thereon which are present in person or represented by proxy at the meeting.

Section 3.9.  Adjournments.  Any meetings of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken.  At the adjourned meeting the Company may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 3.10.  List of Stockholders Entitled to Vote.  The officer of the Company who has charge of the stock ledger of the Company shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder.  Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of at least ten days prior to the meeting, (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (b) during ordinary business hours, at the principal place of business of the Company.  The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder of the Company who is present.  If the meeting is to be held solely by means of electronic communication, then such list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

Section 3.11.  Stock Ledger.  The stock ledger of the Company shall be the only evidence as to which stockholders are entitled (a) to vote in person or by proxy at any meeting of stockholders, or (b) to examine either the stock ledger, the list required by Section 3.10 of this Article III or the books of the Company.

Section 3.12.  Action by Consent of Stockholders in Lieu of Meeting.  Unless otherwise restricted by the Certificate of Incorporation, any action required or permitted to be taken at any annual or special meeting of the stockholders of the Company may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.  Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

ARTICLE IV

DIRECTORS

Section 4.1.  Number and Tenure.  The business and affairs of the Company shall be managed by the Board of Directors.  The number of directors constituting the whole Board of Directors shall be fixed by the affirmative vote of a majority of the members at any time constituting the Board of Directors, and such number may be increased or decreased from time to time by resolution or by the due election of that number of directors by the stockholders.  Except as provided in Section 4.2 of this Article, directors shall be elected by a plurality of the votes cast at any meeting of the stockholders, and each director so elected shall hold office for the full term to which he shall have been elected and until his successor is duly elected and qualified, or until his earlier death, resignation or removal.  Any director may resign at any time upon notice to the Company.  A director need not be a stockholder of the Company or a resident of the State of Delaware.

Section 4.2.  Removal and Vacancies.  Any director or the entire Board of Directors may be removed, with or without cause, and another person or persons may be elected to serve for the remainder of his or their term, by the holders of a majority of the shares of the Company entitled to vote in the election of directors.  Any newly created directorship or any vacancy occurring in the Board of Directors for any cause may be filled by an affirmative vote of a majority of the remaining directors then in office, though less than a quorum, or by a plurality of votes cast at a meeting of stockholders, and each director so elected shall hold office for the remainder of the full term in which the new directorship was created or the vacancy occurred and until such director’s successor is duly elected and qualified, or until his earlier death, resignation or removal.

Section 4.3.  Regular Meetings.  Regular meetings of the Board of Directors may be held at such places within or without the State of Delaware and at such times as the Board of Directors may from time to time determine, and if so determined, notices thereof need not be given.

Section 4.4.  Special Meetings.  Special meetings of the Board of Directors may be held at any time, whenever called by the Chairman of the Board, if any, the President, a Vice President or a majority of directors then in office, at such place or places within or without the State of Delaware as may be stated in the notice of the meeting.  Notice of the time and place of a special meeting must be given by the person or persons calling such meeting at least 24 hours before the special meeting.

Section 4.5.  Meetings by Conference Telephone.  Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, members of the Board of Directors of the Company, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 4.5 shall constitute presence in person at such meeting.

Section 4.6.  Quorum; Vote Required for Action.  Except as may be otherwise specifically provided by law, the Certificate of Incorporation or these Bylaws, at all meetings of the Board of Directors a majority of the whole Board of Directors shall constitute a quorum for the transaction of business.  The vote of a majority of the directors present at any meeting of the Board of Directors at which there is a quorum shall be the act of the Board of Directors.  If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 4.7.  Organization.  Meetings of the Board of Directors shall be presided over by the Chairman of the Board, if any, or in his absence by the President or a Vice President, or in their absences by a chairman chosen at the meeting.  The Secretary of the Company shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

Section 4.8.  Actions of the Board by Consent in Lieu of Meeting.  Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all the members of the Board of Directors or committee, as the case may be, consent thereto in writing, or by electronic transmission and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or such committee.

Section 4.9.  Board Conference Telephone Meetings.  Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, members of the Board of Directors, or members of any committee designated by the Board of Directors, may participate in and hold a meeting of such Board of Directors or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can speak to and hear each other, and attendance at a meeting pursuant to this Section 4.9 shall constitute presence in person at such meeting, except where a person attends the meeting for the express purpose of objecting (and so expresses such objection at the beginning of the meeting) to the transaction of any business on the ground that the meeting is not lawfully called or convened.

Section 4.10.  Committees.  The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the Company.  The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.  In the absence or disqualification of a member of the committee, and in the absence of a designation by the Board of Directors of an alternate member to replace the absent or disqualified member, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any absent or disqualified member.  Any committee, to the extent permitted by law and to the extent provided in the resolution of the Board of Directors establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Company, and may authorize the seal of the Company to be affixed to all papers which may require it.  Each committee shall keep regular minutes and report to the Board of Directors when required.

The designation of any such committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed upon it or him by law, nor shall such committee function where action of the Board of Directors is required under applicable law.  The Board of Directors shall have the power at any time to change the membership of any such committee and to fill vacancies in it.  A majority of the members of any such committee shall constitute a quorum.  Each such committee may elect a chairman and appoint such subcommittees and assistants as it may deem necessary.  Except as otherwise provided by the Board of Directors, meetings of any committee shall be conducted in the same manner as the Board of Directors conducts its business pursuant to this Article IV as the same shall from time to time be amended.  Any member of any such committee elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the Company will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.  Election or appointment of a member of a committee shall not of itself create contract rights.

Section 4.11.  Compensation and Reimbursement of Expenses.  The directors shall receive such compensation for their services as shall be determined by the Board of Directors and may be paid their expenses, if any, of attendance at each meeting of the Board of Directors.  No such reimbursement shall preclude any director from serving the Company in any other capacity and receiving compensation therefor.  Members of special or standing committees may be allowed like reimbursement for attending committee meetings.

ARTICLE V

OFFICERS

Section 5.1.  General. The officers of the Company shall consist of a President and/or a Vice President, a Secretary and such other officers and agents as the Board of Directors may from time to time elect or appoint.  Such officers may include, without limitation, a Chairman of the Board, a President, one or more Vice Presidents (whose seniority and titles may be specified by the Board of Directors), a Treasurer, one or more Assistant Treasurers, and one or more Assistant Secretaries. Each officer shall hold office until his successor shall have been duly elected and shall qualify or until his death or until he shall resign or shall have been removed in the manner hereinafter provided. Any number of offices may be held by the same person, unless otherwise prohibited by law, the Certificate of Incorporation or these Bylaws.  The officers of the Company need not be stockholders of the Company nor, except in the case of the Chairman of the Board, if any, need such officers be directors of the Company.  Any officer may resign at any time upon written notice to the Company.  Any officer elected, or agent appointed, by the Board may be removed, with or without cause, by the affirmative vote of a majority of the Board of Directors whenever, in such majority’s judgment, the best interests of the Company would be served thereby.  No officer shall have any contractual rights against the Company for compensation by virtue of such election beyond the date of the election of such person’s successor, such person’s death, such person’s resignation or such person’s removal, whichever event shall first occur, except as otherwise provided in an employment contract or under an employee deferred compensation plan.  Any vacancy occurring in any office of the Company by death, resignation, removal or otherwise may be filled for the unexpired portion of the term by the Board of Directors at any regular or special meeting.

Section 5.2 President. The President shall, subject to the control of the Board of Directors, in general, supervise and control all of the business and affairs of the Company.  The President shall perform all duties and have all powers incident to the office of President and perform such other duties and may exercise such other powers as may be prescribed by the Board of Directors from time to time.

Section 5.3 Vice Presidents. Any Vice President, in the order of seniority, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President.  They shall also perform the usual and customary duties and have the powers that pertain to such office and generally assist the President by executing contracts and agreements and exercising such other powers and performing such other duties as are delegated to them by the President or as may be prescribed by the Board of Directors from time to time.

Section 5.4 Secretary. The Secretary shall keep or cause to be kept, in one or more books provided for that purpose, the minutes of all meetings of the Board of Directors, the committees of the Board of Directors and the stockholders.  The Secretary shall see that all notices are duly given in accordance with these Bylaws and as required by applicable law; shall be custodian of the records and the seal of the Company (if any) and affix and attest the seal (if any) to all documents to be executed on behalf of the Company under its seal; and shall see that the books, reports, statements, certificates and other documents and records required by applicable law to be kept and filed are properly kept and filed; and in general, shall perform all duties and have all powers incident to the office of Secretary and perform such other duties and may exercise such other powers as may be delegated by the President or as may be prescribed by the Board of Directors from time to time.

Section 5.5 Treasurer. The Treasurer shall keep or cause to be kept the books of account of the Company and shall render statements of the financial affairs of the Company in such form and as often as required by these Bylaws, the Board of Directors or a President.  The Treasurer, subject to the order of the Board of Directors, shall have the custody of all funds and securities of the Company.  The Treasurer shall perform the usual and customary duties and have the powers that pertain to such office and exercise such other powers and perform such other duties as are delegated to him by the President or as may be prescribed by the Board of Directors from time to time.

Section 5.6  Powers and Duties.  The officers of the Company shall have such powers and duties as generally pertain to their offices, except as modified herein or by the Board of Directors, as well as such powers and duties as from time to time may be conferred by the Board of Directors.

Section 5.7.  Voting Securities Owned by the Company.  Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Company may be executed in the name and on behalf of the Company by the Chairman of the Board, if any, the President or any Vice President and any such officer may, in the name of and on behalf of the Company, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Company may own securities and at any such meeting shall possess and may exercise any and all rights and powers incident to the ownership of such securities and which, as the owner thereof, the Company might have exercised and possessed if present.  The Board of Directors may, by resolution, from time to time, confer like powers upon any other person or persons.

ARTICLE VI

INDEMNIFICATION

Section 6.1 Indemnification of Directors and Officers.

(a) Directors and officers of the Company shall be indemnified as of right to the fullest extent not prohibited by law in connection with any actual or threatened action, suit or proceeding, civil, criminal, administrative, investigative or other (whether brought by or in the right of the Company or otherwise) arising out of their service to the Company or to another enterprise at the request of the Company.

(b) The Company may indemnify employees or agents of the Company who are not directors, officers or employees of the Company with such scope and effect as determined by the Company to the extent not prohibited by law.

(c) As soon as practicable after receipt by any person entitled to indemnification hereunder of actual knowledge of any action, suit or proceeding, such indemnified person shall notify the Company thereof if a claim for indemnification in respect thereof may be or is being made by such indemnified person against the Company under this Article.  With respect to any such action, suit or proceeding, the Company will be entitled to participate therein at its own expense and may assume the defense thereof.  After the Company notifies the indemnified person of its election to so assume the defense, the Company will not be liable to the indemnified person under this Article for any legal or other expenses subsequently incurred by the indemnified person in connection with the defense. The Company shall not be obligated to indemnify an indemnified person under this Article for any amounts paid in settlement of any action or claim effected without its written consent.

(d) The Company may purchase and maintain insurance to protect itself and any director, officer, agent or employee against any liability asserted against and incurred by him or her in respect of such service, whether or not the Company would have the power to indemnify him or her against such liability by law or under the provisions of this Article.  The provisions of this Article shall be applicable to persons who have ceased to be directors, officers, agents, and employees and shall inure to the benefit of the heirs, executors, and administrators of persons entitled to indemnity hereunder.

(e) Indemnification under this Article shall include the right to be paid expenses incurred in advance of the final disposition of any action, suit or proceeding for which indemnification is provided, upon receipt of an undertaking by or on behalf of the indemnified person to repay such amount if it ultimately shall be determined that he or she is not entitled to be indemnified by the Company; provided, however, that the indemnified person shall reimburse the Company for any amounts paid by the Company as indemnification of expenses to the extent the indemnified person receives payment for the same expenses from any insurance carrier or from another party.  The indemnification rights granted herein are not intended to be exclusive of any other rights to which those seeking indemnification may be entitled and the Company may enter into contractual agreements with any director, officer, agent or employee to provide such individual with indemnification rights as set forth in such agreement or agreements, which rights shall be in addition to the rights set forth in this Article.

(f)  The provisions of this Article shall be applicable to actions, suits or proceedings commenced after the adoption hereof, whether arising from acts or omissions occurring before or after the adoption hereof.

ARTICLE VII

MISCELLANEOUS

Section 7.1  Disbursements.  All checks or demands for money and notes of the Company shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

Section 7.2.  Fiscal Year.  The fiscal year of the Company shall be fixed by resolution of the Board of Directors.

Section 7.3.  Corporate Seal.  The Corporate Seal shall have inscribed thereon the name of the Company and the words “Corporate Seal, Delaware.”  The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.

Section 7.4 Notice and Waiver of Notice. Whenever notice is required to be given to any director or stockholder under the provisions of applicable law, the Certificate of Incorporation or these Bylaws, such notice shall be in writing and delivered either (i) personally, (ii) by registered or certified mail, or (iii) by telegram, telecopy, or similar facsimile means (delivered during the recipient’s regular business hours). Such notice shall be sent to such director or stockholder at the address or telecopy number as it appears on the records of the Company, unless prior to the sending of such notice he has designated, in a written request to the Secretary of the Company, another address or telecopy number to which notices are to be sent. Notices shall be deemed given when received, if sent by telegram, telex, telecopy or similar facsimile means (confirmation of such receipt by confirmed facsimile transmission being deemed receipt of communications sent by telex, telecopy or other facsimile means); and when delivered and receipted for (or upon the date of attempted delivery where delivery is refused), if hand-delivered, sent by express courier or delivery service, or sent by certified or registered mail. Whenever notice is required to be given under any provision of law, the Certificate of

Incorporation or these Bylaws, a waiver thereof in writing, by telegraph, cable or other form of recorded communication, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice unless so required by the Certificate of Incorporation or these Bylaws.

Section 7.5 Examination of Books and Records. The Board of Directors shall determine from time to time whether, and if allowed, when and under what conditions and regulations the accounts and books of the Company (except such as may by statute be specifically opened to inspection) or any of them shall be open to inspection by the stockholders, and the stockholders’ rights in this respect are and shall be restricted and limited accordingly.

Section 7.6.  Amendments.  These Bylaws may be altered, amended or repealed, in whole or in part, or new Bylaws may be adopted, by the stockholders or by the Board of Directors; provided, however, that notice of such alteration, amendment, repeal or adoption of new Bylaws be contained in the notice of such meeting of stockholders or Board of Directors, as the case may be. All such alterations, amendments, repeals or adoptions must be approved by either the holders of a majority of the outstanding capital stock entitled to vote thereon or by a majority of the Board of Directors then in office.